                                                                   EXHIBIT 10.15

                                      LEASE

                                700 FIRST AVENUE

                              SUNNYVALE, CALIFORNIA

                                   YAHOO! INC.

                             A DELAWARE CORPORATION

                                  - LANDLORD --

                           MARVELL SEMICONDUCTOR, INC.

                            A CALIFORNIA CORPORATION

                                   - TENANT --

                                700 FIRST AVENUE

                              SUNNYVALE, CALIFORNIA

                             BASIC LEASE INFORMATION

Effective Date:      October 19, 2001

LANDLORD:            Yahoo! Inc.
                     701 First Avenue, Mail Stop A101
                     Sunnyvale, CA 94089

TENANT:              Marvell Semiconductor, Inc.
                     700 First Avenue
                     Sunnyvale, CA 94089

                     Premises:

                     The entire building (the "Building") located at 700 First Avenue, Sunnyvale, California, as more particularly described in Exhibit A-1 attached hereto, and the surface parking lot adjacent to the Building. The land on which the Premises is located is referred to herein as the "Land." The Land, the Building and all improvements on the Land, including without limitation the surface parking lot are hereinafter known as the "Property" and are more particularly described in Exhibit A-1 attached hereto.

                     Rentable Square Footage of the Premises and Building:
                     212,661

                     Tenant's Proportionate Share:

                             Months 1-6                  60.1%

                             Months 7-24                 80.7%

                             Months 25- expiration       100%

                     Permitted Use:    General office and warehouse use

                     Term

                     Commencement Date:        January 1, 2002

                     Expiration Date:          March 16, 2006

                     Base Rent:

                     Months                    Rate                        Monthly Rent
                     ------                    ----                        ------------
                     1-6                       $1.78                       $227,439.00
                     7-12                      $1.78                       $305,435.00
                     13-24                     $1.93                       $331,174.00
                     25-36                     $2.08                       $442,334.00
                     37-48                     $2.23                       $474,234.00
                     49-Expiration Date        $2.38                       $506,133.00


                     Security Deposit:     $1,000,000 Letter of Credit

                     Tenant's Real Estate Broker:     BT Commercial Real Estate

                     Landlord's Real Estate Broker:   CRESA Partners

                     Tenant Improvement Allowance:       $1,063,305

                     Addresses for Notices:

                     Landlord:        Yahoo! Inc.
                                      701 First Avenue, Mail Stop A101
                                      Sunnyvale, CA  94089
                                      Attention:  Facilities Director

                                      With a copy to:

                                      Mary Kay Kennedy, Esq.
                                      Shartsis, Friese & Ginsburg LLP
                                      One Maritime Plaza
                                      San Francisco, CA  94111

                     Tenant:          Marvell Semiconductor, Inc.
                                      700 First Avenue
                                      Sunnyvale, CA  94089

                                      With a copy to:

                                      Buchalter, Nemer, Fields & Younger
                                      333 Market Street, 29th Floor
                                      San Francisco, CA 94105-2130
                                      Attention:  Peter G. Bertrand, Esq.

                                      LEASE

        THIS LEASE (the "Lease") is made as of the Effective Date, as provided in the Basic Lease Information, between Yahoo! Inc., a Delaware corporation (the "Landlord") and Marvell Semiconductor, Inc., a California corporation (the "Tenant").

        1. LEASE AGREEMENT AND TERM.

               (a) On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Expiration Date (as provided in the Basic Lease Information) unless extended or sooner terminated pursuant to this Lease.

               (b) Notwithstanding Subsection 1(a), Tenant shall have the right to occupy the Premises as of the full execution of this Lease and prior to the Commencement Date for the purpose of conducting its business in accordance with the Permitted Use, constructing its initial tenant improvements and installing its furniture, fixtures and equipment, subject to all of the terms and conditions of this Lease, except that no Base Rent, Operating Cost Share Rent (except as provided below) or Tax Share Rent shall be due or payable until the Commencement Date. Tenant shall be responsible for contracting directly with the utility companies for any utilities to be separately metered to the Building, and Tenant shall reimburse Landlord for a portion of Operating Costs in an amount reasonably determined by Landlord to represent the cost of insuring and providing utilities to the Building which are not separately metered, during the period between the date this Lease is fully executed and the Commencement Date.

               (c) Landlord and Tenant acknowledge that this Lease is actually a sublease, and Landlord is a tenant under the Master Lease (the "Master Lease") dated March 16, 2001, by and between Lease Plan North America, Inc., as Lessor ("Master Lessor"), and Yahoo! Inc., as Lessee, for the Building and other buildings. The Master Lease was entered into by Landlord in connection with a synthetic lease transaction with ABN AMRO Bank N.V. This Lease is subject and subordinate to the Master Lease and the rights of the Master Lessor under the Master Lease.

        2. RENT.

               (a) Types of Rent. Commencing on the Commencement Date, Tenant shall pay the following Rent in the form of a check (or via wire transfer) to Landlord pursuant to instructions to be given by Landlord to Tenant prior to the Commencement Date.

                      (i) Base Rent. Base Rent is payable in monthly installments in advance on or before the first day of each month of the Term in the amount set forth on the Basic Lease Information. Notwithstanding the foregoing, Tenant shall pay to Landlord as of the date Tenant executes this Lease the first month's Base Rent. Base Rent is based upon the assumption that Tenant will move into the Premises in phases, using the following square footage: Months 1-6 127,775 SF, Months 7-24 171,593 SF, Months 25- Expiration Date 212,661. Rent (including Base Rent, Operating Cost Share Rent and Tax Share
Rent) shall not be modified if Tenant moves into the Premises on a schedule other than as described in the preceding sentence. For example, if Tenant occupies 100% of the Premises at any time during the first through the twenty-fourth months of the Term, the Base Rent payable pursuant to the Basic Lease Information and the Tenant's Proportionate Share indicated in the Basic Lease Information (which were computed on the basis that Tenant would occupy the less than 100% of the Premises) shall not be revised or increased to reflect that Tenant is occupying a larger portion of the Premises.

                      (ii) Operating Cost Share Rent is payable in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount. A definition of Operating Costs and the method for billing and payment of Operating Cost Share Rent are set forth below.

                      (iii) Tax Share Rent is payable in an amount equal to the Tenant's Proportionate Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth below.

                      (iv) Additional Rent is payable in the amount of all costs, expenses, liabilities, Late Charge (as hereinafter defined) and Default Interest (as hereinafter defined) and all other amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent.

                      (v) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

                      (vi) Default Rate. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law.

                      (vii) Late Charge and Interest on Late Payments. If Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease when due and payable (collectively referred to herein as a "Late Payment"), then Tenant shall pay a late charge equal to five percent (5%) of the amount of such Late Payment ("Late Charge"). In addition, interest shall be paid by Tenant to Landlord on any Late Payments of Rent from the date due until paid at the Default Rate. Such Late Charge and Default Rate shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the Late Payment.

               (b) Payment of Operating Cost Share Rent and Tax Share Rent.

                      (i) Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Building by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as an increase in utility or maintenance costs for the Building. Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimate of Operating Costs of the Building, and one-twelfth (1/12th) of Tenant's Proportionate Share of the estimate of Taxes for the Building, multiplied by the number of months (if any) that have elapsed in the applicable fiscal year to the date of such payment including the current


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month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the Operating Costs estimate and of Tenant's Proportionate Share of the Taxes estimate, until a new estimate becomes applicable.

                      (ii) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. The Operating Cost Report shall be itemized on a line-by-line basis, showing each expense for the applicable year. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due, but if the amount exceeds two months' credit of Operating Cost Share Rent payments, Landlord shall pay the excess over such two months' credit to Tenant within thirty (30) days. Landlord will not collect or be entitled to collect Operating Costs in an amount which is in excess of one hundred percent (100%) of the Operating Costs actually paid by Landlord in connection with the operation of the Building (excluding the management fees, as provided below). Landlord and Tenant also acknowledge and agree that the Building is part of a five building office project (the "Project"), as more particularly described on Exhibit A-2 attached hereto, and some Operating Costs of the Project will be equitably allocated by Landlord to the Building.

                      (iii) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Tax Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due, but if the amount exceeds two months' credit of Tax Share Rent payments, Landlord shall pay the excess over such two months' credit to Tenant within thirty (30) days.

                      (iv) Waiver of Estimated Tax Payments. Notwithstanding the foregoing, Tenant shall not be required to pay Tenant's Proportionate Share of Taxes for the Building on any basis of estimates or in monthly installments, provided that (A) Tenant pays such Taxes to Landlord in the full amount then due no later than thirty (30) days before Landlord is required to pay such Taxes, and (B) if Tenant fails to pay such Taxes no later than thirty (30) days before they are due, Landlord shall have the right to require Tenant to pay estimates of such Taxes monthly, as provided above, which Landlord may exercise by giving Tenant thirty (30) days prior written notice.

               (c) Audit. In the event of any dispute regarding the amount due as Tenant's Proportionate Share of Operating Costs, Tenant shall have the right, after reasonable notice and at reasonable times, to inspect and photocopy Landlord's accounting records at Landlord's office. If, after such inspection and photocopying, Tenant continues to dispute the amount of Tenant's Proportionate Share of Operating Costs, Tenant shall have the right, within six
(6) months after
the delivery of the Operating Cost Report for any year during the Term, to have an independent certified public accountant reasonably acceptable to Landlord ("CPA") review Landlord's books and records with regard to Landlord's calculation of the actual Operating Costs incurred during such year. If Landlord disagrees with any part of the CPA's review, then Landlord shall be entitled to meet with the CPA and Tenant to discuss corrections or revisions in the CPA's review to attempt to resolve any differences for a period of twenty (20) business days after Landlord's receipt of the CPA's written report of its review. The CPA shall take into consideration any comments of Landlord or Tenant and shall then issue its final written report, with such corrections or changes as the CPA deems appropriate and consistent with this Lease. If the CPA's review of Landlord's books and records reveals that Operating Costs for the Premises are overstated by Landlord, Landlord shall refund to Tenant within thirty (30) days of the CPA's final report (provided Tenant is not in default under this Lease after notice and beyond any applicable cure periods) the amount of any overpayment. If the audit reveals that Tenant was undercharged, then within thirty (30) days of the CPA's final report, Tenant shall reimburse Landlord the amount of such undercharge. The fees of the CPA shall be paid by Tenant, provided that if the CPA's review reveals that Landlord overstated Operating Costs by more than five percent (5%), Landlord shall pay the reasonable, actual fees of the CPA. If Tenant does not timely exercise the right to review Landlord's books and records as provided herein, Landlord's statement for such year shall be deemed final and binding on Landlord and Tenant.

               (d) Definitions.

                      (i) Included Operating Costs. "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, replacement (to the extent provided below), repair and other related activities in connection with any part of the Property and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease, any utilities not separately metered to Tenant and a management fee equal to one thousand dollars ($1,000) per month. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Property in compliance with governmental requirements enacted after the Effective Date, or to replace existing capital improvements, facilities and equipment within the Building or the common areas of the Property, such as landscaping costs and the resurfacing of the parking areas, which are not otherwise covered by warranties and insurance proceeds, and minor capital improvements, tools or expenditures to the extent each such improvement or acquisition costs less than Three Thousand Dollars ($3,000) and the total cost of such minor capital improvements or acquisitions in any twelve month period does not exceed Ten Thousand Dollars ($10,000) (collectively, "Included Capital Items"), provided that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at six and one-half percent (6.5%) per annum, over the estimated useful life of such item and only amortized costs are included in Operating Costs, unless the cost of the Included Capital Item is less than Ten Thousand Dollars ($10,000) in which case it shall be expensed in the year in which it was incurred.

                      (ii) Excluded Operating Costs. Operating Costs shall not include:

                             (1) costs of capital improvements other than
Included Capital Items;

                             (2) rentals for items (except when needed in
connection with normal repairs and maintenance of permanent systems, and excluding equipment not affixed to the Building which is used in providing janitorial or similar services) which if purchased, rather than rented, would constitute a capital item other than an Included Capital Item;

                             (3) costs, including permit, license and inspection
costs, incurred with respect to the installation of tenants' or other occupants' improvements in the Building or the Property or incurred in renovating or otherwise improving, decorating, painting or redecorating the Building or the Property;

                             (4) depreciation, amortization and interest
payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

                             (5) marketing costs including, without limitation,
leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building or any other part of the Property;

                             (6) overhead and profit increment paid to Landlord
or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building or the Property to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

                             (7) interest, principal, points and fees on debts
or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Property (except as permitted in Subsection ii(4) above), or rental payments on any ground lease of the Property or on the Master Lease;

                             (8) Landlord's general corporate overhead and
general and administrative expenses;

                             (9) tax penalties incurred as a result of
Landlord's negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

                             (10) notwithstanding any contrary provision of the
Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by applicable laws in effect on the date the Lease is executed) in or about the Premises, the Building or the Property including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises, the Building or the Property by Tenant or a Tenant Party (as defined by Section 18(a));

                             (11) costs arising from Landlord's charitable or
political contributions;

                             (12) costs arising from latent defects in the base,
shell or core of the Building, the Property, or improvements installed by Landlord prior to the execution of this Lease, except to the extent arising from any act or omission of Tenant or a Tenant Party, or due to Tenant's Alterations;

                             (13) costs for sculpture, paintings or other
objects of art;

                             (14) costs (including in connection therewith all
attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Property;

                             (15) "In-house" legal and/or accounting fees;

                             (16) real estate brokers' leasing commissions;

                             (17) legal fees, space planner fees and advertising
expenses incurred with regard to leasing the Building;

                             (18) costs or expenditures to the extent which
Landlord is reimbursed by others (e.g., insurance proceeds or warranties);

                             (19) franchise or income taxes imposed upon
Landlord;

                             (20) the wages of any employee for services not
related directly to the management, maintenance, operation and repair of the Property;

                             (21) earthquake insurance premiums that are in
excess of Base Earthquake Insurance Premiums, as defined in this paragraph. "Base Earthquake Insurance Premiums" shall be the amount of earthquake premiums allocated to the Property that are due and payable as of 2001 (computed as if such premiums had been paid for an entire calendar year), increased by no more than 10% per year;

                             (22) the deductible amount of any earthquake
insurance unless such amount is otherwise a permitted Operating Cost, such as an Included Capital Item (in which case such amount shall be amortized as provided in this Lease);

                             (23) Any increase of, or reassessment in, real
property taxes and assessments in excess of two percent (2%) of the taxes and assessments for the previous year, resulting from the sale or transfer of the ownership of the Building during the Lease Term to Landlord or an Affiliate of Landlord;

                             (24) Costs of electricity or other utilities, to
the extent they are separately metered and/or separately paid for by Tenant.

                      (iii) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Property, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Property or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful. Taxes shall also include any assessments or fees paid to any business park owners association, or other entity, which are imposed against the Property pursuant to any Covenants, Conditions and Restrictions ("CC&R's") recorded against the Land and any installments of principal and interest required to pay annual debt service for any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments imposed in connection with any change in ownership or new construction.

        For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority shall apply during the year in which the adjustment is made. Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

                      (iv) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

                      (v) Fiscal Year. "Fiscal Year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

               (e) Computation of Base Rent and Rent Adjustment.

                      (i) Prorations. If this Lease begins on a day other than the first day of a month, or ends on a day other than the last day of the month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years.

                      (ii) Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent re-measurement of the Premises or the Building.

                      (iii) Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

        3. CONSTRUCTION OF INTERIOR IMPROVEMENTS; POSSESSION.

               (a) Construction of Interior Improvements. Except as expressly provided in this Lease or in the Work Letter attached hereto as Exhibit B ("Work Letter"), Landlord is leasing the Premises to Tenant "as is," without any obligation to alter, remodel, improve, or decorate any part of the Premises, or to pay for any of the foregoing. Tenant accepts the Premises in the condition existing as of the date hereof. Notwithstanding the foregoing, Landlord shall remove from the Premises within ten (10) business days after the date this Lease is fully executed all of Landlord's furniture and equipment located in the Premises. In the event all such furniture and equipment is not removed from the Premises within such ten (10) business day period, Tenant shall give Landlord written notice thereof, and Landlord shall have two business days to remove any remaining furniture and equipment. In the event all such furniture and equipment is not removed from the Premises within such additional two business day period, Tenant's obligation to pay Base Rent shall be abated one day for each day after the expiration of such additional two business day period that all such furniture and equipment is not removed.

               (b) Inability to Give Possession. If Landlord shall be unable to give possession of the Premises to Tenant within thirty (30) days after the execution of this Lease, then Landlord shall not be subject to any liability for the failure to give possession on said date, except that Tenant shall have the right to terminate this Lease by written notice to Landlord at any time after the expiration of such thirty (30) day period; provided that if Landlord delivers the Premises to Tenant within five (5) business days after Tenant's notice of termination, this Lease shall remain in full force and effect.

               (c) Condition of Building. Landlord shall deliver the Building to Tenant in compliance with all laws and in good working order. Any alterations to the Property necessary to comply with laws which are triggered by Tenant's alterations to the Property shall be the sole responsibility of Tenant and shall be done at Tenant's sole cost and expense.

        4. SERVICES AND UTILITIES. As of the Commencement Date, Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials and services furnished directly to or used by Tenant on or about the Premises during the Term, including without limitation, meter, use and/or connection fees, hook-up fees, or standby fees. Tenant acknowledges that the Building is separately metered for electricity, but Landlord is billed for electricity for the entire project, including the Building. Tenant will pay to Landlord, within ten (10) days after receipt of an invoice therefor, the electricity costs allocated to the Building. Any interruption or cessation of utilities resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.

        5. SECURITY DEPOSIT

               (a) Within three (3) business days after the execution of this Lease by Landlord and Tenant, Tenant shall provide a letter of credit (the "Letter of Credit") to Landlord in the amount of the Security Deposit as described in the Basic Lease Information, which Letter of Credit shall be substantially in the form of Exhibit C attached to this Lease.

               (b) The Letter of Credit, among other provisions, (i) shall be issued by Bank or America or another commercial bank reasonably satisfactory to Landlord ("Issuer"); (ii) shall be payable in the City of San Francisco or the City of San Jose, (iii) shall be an unconditional and irrevocable letter of credit; (iv) shall be freely transferable by Landlord, at no cost to Tenant, (v) shall be automatically renewed for successive one year periods; (v) shall provide that it is governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500 and (vi) shall be kept in effect during the entire term of the Lease plus a period of sixty (60) days thereafter.

               (c) The Letter of Credit may be applied by Landlord to cure, in whole or part, any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord shall only draw upon the Letter of Credit to the extent reasonably necessary to cure a default hereunder. Landlord's application of the Security Deposit shall not constitute a waiver of Tenant's default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. If converted to cash, Landlord shall not pay any interest on the Security Deposit or to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action that Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises or such longer time as may be permissible under Law. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code or other Law regarding security deposits.

        6. ALTERATIONS.

               (a) Landlord's Consent and Conditions. Tenant shall not make any improvements or alterations to the Premises (the "Work"), including Work to the building systems, without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent which may not be unreasonably withheld. Tenant shall pay Landlord's actual out-of-pocket costs incurred for reviewing of all of the plans and all other items submitted by Tenant. Notwithstanding the foregoing, Tenant shall have the right to perform Work in the Premises without obtaining Landlord's consent, provided (1) the Work is non-structural and will not affect the Building systems (electrical, mechanical, HVAC, ALC and other systems), (2) the cost of such Work does not exceed $25,000 in any twelve (12) month period, and (3) Tenant gives Landlord written notice and a description of such Work at least ten (10) business days before the commencement of the Work, and upon completion provides Landlord with as-built plans and specifications for such Work.

               (b) Work Procedures. Tenant shall pay for the cost of all Work, including the cost of any and all approvals, permits, fees and other charges which may be required as a condition of performing such Work.

        The following requirements shall apply to all Work:

                      (i) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's reasonable request, security for payment of all costs.

                      (ii) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Property and shall avoid interference with other work to be performed or services to be rendered in the Property.

                      (iii) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

                      (iv) Tenant shall perform, all Work in compliance with any construction policies, and rules of Landlord which may be in effect at the time the Work is performed.

                      (v) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens covering all labor and materials, as-built plans and specifications, and all other close-out documentation related to the Work.

                      (vi) Tenant shall have no obligation to provide Landlord with a completion bond (A) for the initial Tenant Improvement work, or (B) for any other Work, unless the cost of the Work exceeds $200,000.

               (c) Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises (e.g., HVAC, life safety or automatic fire extinguisher/sprinkler system) shall be damaged during the performance of the Work, Tenant shall promptly notify Landlord, and Landlord shall repair such damage at Tenant's expense. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Property, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. The cost of any repairs made by Landlord on account of Tenant's breach of this Lease, or on account of the misuse or neglect by Tenant or its employees, invitees, contractors or agents anywhere in the Building, shall become Additional Rent payable by Tenant on demand.

               (d) No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Property; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

               (e) Ownership of Improvements. All Work (as defined in this
Section 5), the Tenant Improvements (as defined in the Work Letter attached hereto), hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option (which shall be exercised in writing as of the date that Landlord consents to the installation and construction of such Work or other improvement, or if no consent is required, upon Tenant's written request) either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed and Tenant shall repair any damage to the Property resulting from such removal.

               (f) Removal of Personal Property Upon Termination. Upon the termination of this Lease or Tenant's right of possession, Tenant shall remove from the Premises and Building its trade fixtures, furniture, moveable equipment and other personal property, including, without limitation, Tenant's generator, UPS systems and testing equipment, and Tenant shall repair any damage to the Property resulting from such removal. If Tenant does not timely remove such property and restore the Property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

        7. USE OF PREMISES.

               (a) Limitation on Use. Tenant shall use the Premises only for the Permitted Use stated in the Basic Lease Information. Tenant shall not allow any use of the Premises which will negatively affect the cost of insurance coverage on the Property (with the understanding that Tenant has the right to use the Premises for the Permitted Use, provided that Tenant complies with all laws and regulations and with the terms of this Lease) and shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises. At the end of each business day, or more frequently if necessary, Tenant shall deposit all garbage and other trash (excluding any inflammable, explosive and/or hazardous materials) in trash bins or containers approved by Landlord in locations designated by Landlord from time to time. If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's peculiar use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws. Tenant shall have a right to access the Premises 24 hours per day, seven days per week.

               (b) Signs. Except as provided herein, Tenant shall not place on any portion of the Premises any sign, placard, lettering, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. Subject to Landlord's approval of the location, design, size and materials of any proposed signage, which approval shall not be unreasonably withheld or delayed, Tenant shall have the right, at Tenant's sole cost and expense, to place its name on the Building. Any approved sign shall strictly conform to all Governmental Requirements and any CC&R's recorded against the Property. Tenant shall, at its sole cost and expense, maintain such sign in good condition and repair. Tenant shall remove the sign upon the expiration or termination of the Lease, and repair any damage caused to the Building and/or Property by such removal. Tenant's rights to signage shall be personal to Marvell Semiconductor, Inc., Affiliates (as defined below) of Marvell Semiconductor, Inc., which are deemed permitted assignees or subtenants in accordance with the provisions of Section 17(f) hereof, assignees of this Lease pursuant to assignments approved by Landlord, and subtenants of the Premises, provided that such sublease covers more than fifty percent (50%) of the entire Premises and has been approved by Landlord. Notwithstanding any of the foregoing, (1) in no event shall Tenant or any other person or entity place a sign on the Building with the name or logo of any competitor of Landlord, and (2) Landlord shall not place any signs on the Building with the name or logo of any entity other than Tenant or Tenant's assignee or sublessee as provided above.

               (c) Parking. Tenant shall have the exclusive right to park in the Building's parking lot, 24 hours per day, 7 days per week, every day of the year, upon terms and conditions as may from time to time be established by Landlord, without the payment of a parking fee, except that Landlord's costs and expenses of maintaining and operating the parking lot shall be an Operating Cost under this Lease, and Tenant shall promptly pay all governmental charges, impositions and taxes imposed in connection with such parking. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body.

               (d) Prohibition Against Use of Roof and Structure of Building. Except as expressly provided in Section 30 hereof, Tenant shall be prohibited from using any all or any portion of the roof of the Building or any portion of the structure of the Building during the Term of this Lease for any purposes (including without limitation for the installation, maintenance and repair of a satellite dish and/or other telecommunications equipment), without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

        8. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules for the Property which may be established and amended from time to time by Landlord ("Rules and Regulations"). The present Rules and Regulations are set forth in Exhibit D.

        9. REPAIR AND MAINTENANCE.

               (a) Landlord's Obligations. Landlord shall keep in good order, condition and repair (i) the structural parts of the Building, which structural parts include only the foundation and subflooring of the Building, the structural condition of the roof (but not the roof maintenance, which shall be Tenant's responsibility), and the exterior walls of the Building (but excluding the interior surfaces of exterior walls and exterior and interior of all windows, doors, ceiling and plateglass which shall be maintained and repaired by Tenant), and (ii) the parking lot, landscaping and water feature at the Property. The costs incurred by Landlord to perform the foregoing obligations shall be "Operating Costs" (as defined in Section 2C). Any damage to any part of the Property or the project in which the Property is located caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees, contractors or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Tenant or Tenant's agents, employees or contractors during the performance of any work, shall be repaired by Landlord, solely at Tenant's expense, or at Landlord's election, such repairs shall be made by Tenant, at Tenant's expense, with contractors approved by Landlord. Tenant agrees to exercise reasonable efforts to give Landlord prompt notification of the need for any repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease. This waiver shall not affect Tenant's rights under the terms of Sections 9(b) or 34.

               (b) Repair Right. If Tenant provides written notice (or oral notice in the event of an emergency that threatens life) to Landlord of an event or circumstance which requires the action of Landlord pursuant to the terms of this Lease with respect to repair and/or maintenance of the Property, and Landlord fails to provide such action within twenty-one (21) days after receipt of such notice, or if 21 days is not sufficient to complete such action, if Landlord does not commence such action within the 21 day period and continue such action to completion, Tenant shall have the right to deliver an additional ten (10) business days' notice to Landlord specifying that Tenant intends to take such action (provided, however, in the event of an emergency which threatens life or where there is imminent danger of material damage to property, such 21 day time period and 10 day time period shall be reduced to what is reasonable under the circumstances). If such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord within such additional ten (10) day period, then Tenant shall be entitled to remedy such failure to maintain and receive reimbursement from Landlord, but only as provided in this paragraph. In the event Tenant takes such action, and such work will affect the Building structure and/or the Building systems, Tenant shall use only those contractors used by Landlord in the Building for work on such Building structure or Building systems unless such contractors are unwilling or unable to perform, or timely and competitively perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in comparable buildings and is reasonably acceptable to Landlord. All work done at the Property shall comply with the provisions of Section 6(b) of this Lease. Furthermore, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Base Rent payable by Tenant under the Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by the selection of an arbitrator to resolve the dispute, which arbitrator shall be selected and reasonably acceptable to Landlord and Tenant, and whose costs shall be paid for by the losing party, unless it is not clear that there is a "losing party," in which event the costs of arbitration shall be shared equally. If Tenant prevails in the arbitration, the amount of the award may be deducted by Tenant from the Base Rent next due and owing under the Lease.

               (c) Tenant's Obligations. Tenant shall at all times and at its own expense clean, keep and maintain in good order, condition and repair every part of the Premises and the Property (including Tenant's trade fixtures and personal property) which is not within Landlord's obligation pursuant to Section 9(a). Tenant's repair and maintenance obligations shall include, without limitation, all building systems (including, without limitation, the heating, ventilating and air conditioning (HVAC) system, life safety and automatic fire extinguisher/sprinkler systems, electrical, lighting, mechanical, plumbing and sewage facilities within the Property), the Automated Logic Corporation (ALC) system, the elevators, the roof (maintenance thereof but not the replacement of the structure, which is Landlord's responsibility), fixtures, interior walls and ceiling, floors, windows (including repairing, resealing, cleaning and replacing, as necessary, of exterior windows), doors, entrances, plateglass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall also be responsible for all janitorial, pest control within the Premises and for all trash removal for the Premises. Tenant shall have the benefit of all warranties available to Landlord regarding any equipment to be maintained by Tenant. Tenant shall also enter into maintenance contracts for the regular maintenance of the roof, the ALC system, the HVAC system and such other systems reasonably designated by Landlord, in form and substance and with companies acceptable to Landlord, and pursuant to a maintenance schedule and other specifications approved by Landlord. All such maintenance contracts shall provide for regular maintenance reports and trouble reports to be delivered directly to Landlord. Alternatively, upon fifteen (15) days prior written notice to Tenant (except in the event of an emergency, when no notice shall be required), Landlord may elect to perform all or any repairs and maintenance itself, at Tenant's expense, to the roof and/or the Building's mechanical, electrical or other systems in the Premises (as described above). Landlord may also perform any maintenance or repairs itself, at Tenant's expense, to the extent Tenant fails to perform such maintenance or repairs as required herein.

        10. INSURANCE; INDEMNIFICATION; WAIVER OF SUBROGATION

               (a) Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                      (i) Commercial general liability insurance ("CGL"), with
(a) contractual liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Five Million Dollars ($5,000,000) combined single limit per occurrence and not less than Five Million Dollars ($5,000,000) in the aggregate for bodily injury, sickness or death, and property damage.

                      (ii) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property.

                      (iii) Workers' compensation or similar insurance in form and amounts required by law.

        Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, Master Lessor, and if any, Landlord's building manager or agent, mortgagee and ground lessor shall be named as additional insureds as respects to Tenant's insurance policies. The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's written approval. Such insurance companies shall have a A.M. Best rating of A VI or better.

                      (iv) Tenant shall cause any general contractor of Tenant performing Work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time: (A) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than Two Million Dollars ($2,000,000) with respect to personal injury, death or property damage, which policy or policies shall also cover any Work which is performed by subcontractors hired by the general contractor, and (B) Workers' compensation or similar insurance in form and amounts required by law. Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

        Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

               (b) Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all insurance required to be maintained by Tenant no later than ten (10) days prior to the Commencement Date, in form and substance satisfactory to Landlord. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

               (c) Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance on the Building, with such terms, coverages and conditions as Landlord reasonably determines to be appropriate.

               (d) Indemnification by Tenant. To the fullest extent permissible under applicable law, and except to the extent caused by the negligence or willful misconduct of Landlord, Tenant shall indemnify, defend, protect and hold harmless Landlord and its shareholders, officers, directors, employees, contractors and agents against any claim by any third party for injury to any person or damage to or loss of any property (1) occurring on or about the Property, (2) arising in connection with any act or omission of Tenant or its employees, agents, contractors, subcontractors or invitees, or (3) arising in connection with Tenant's breach of this Lease. Tenant's obligations under this section shall survive the termination of this Lease.

               (e) Indemnification by Landlord. To the fullest extent permissible under applicable law, and except to the extent caused by the negligence or willful misconduct of Tenant, Landlord shall indemnify, defend, protect and hold harmless Tenant and its shareholders, officers, directors, employees, contractors and agents against any claim by any third party for injury to any person or damage to or loss of any property arising in connection with any gross negligence or willful misconduct of Landlord at the Property. Landlord's obligations under this section shall survive the termination of this Lease.

               (f) Waiver of Subrogation.

                      (i) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

                      (ii) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its "All Risks" insurance policy or policies on Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

               (g) Assumption of Risk. Tenant hereby agrees that neither Landlord nor any shareholders, officers, directors, employees, contractors or agents of Landlord will be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord and the shareholders, officers, directors, employees, contractors or agents of Landlord with respect to, (i) any and all damage to property or injury to persons in, upon or about the Premises or the Property resulting from any act or omission (except for the grossly negligent or intentionally wrongful act or omission) of Landlord or its agents or contractors, (ii) any such damage caused by other tenants or persons in or about the Premises or the Property, (iii) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Property or the buildings near the Property or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness (except if caused by the gross negligence or willful misconduct of Landlord or its agents or contractors). Notwithstanding anything to the contrary contained in this Lease, neither Landlord nor any shareholders, officers, directors, employees, contractors or agents of Landlord will be liable for consequential damages arising out of any loss of the use of the Premises or the loss of use of or damage to any equipment, products or facilities therein.

        11. FIRE AND CASUALTY.

               (a) Termination. If a fire or other casualty causes substantial damage to the Building, Landlord shall, within thirty (30) days after the date of the casualty, engage a registered architect to certify to both Landlord and Tenant the amount of time needed to restore the Building to tenantability, using standard working methods without the payment of overtime and other premiums and the extent of the damage. If the time needed exceeds twelve (12) months from the beginning of the restoration, or if more than forty percent (40%) of the Premises are rendered unusable by Tenant, either Landlord or Tenant may terminate this Lease by notice delivered to the other party within ten (10) business days after Landlord's delivery to Tenant of the architect's certificate. If sufficient insurance proceeds will not be available to Landlord to cover the cost of any restoration to the Building, Landlord may terminate this Lease by written notice to Tenant. Any termination pursuant to this Section 10 shall be effective thirty (30) days from the date of such termination notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty.

               (b) Restoration. If a casualty causes damage to the Building but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors,

Landlord shall obtain the applicable insurance proceeds and diligently restore the Building subject to then-current Governmental Requirements. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

        12. EMINENT DOMAIN. If a part of the Property is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. If there is a temporary taking of a part of the Building which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award, except (i) any separate award made to Tenant for the taking of Tenant's personal property and trade fixtures, or its relocation costs, and (ii) in the event of a temporary taking in which there was no Rent abatement under this Lease, then Tenant shall be entitled to any portion of the award which was intended to compensate Landlord for lost rent during the period of the temporary taking. All obligations accrued to the date of the taking shall be performed by each party.

        13. RIGHTS RESERVED TO LANDLORD. Landlord and its agents, contractors and employees may exercise at any time any of the following rights respecting the operation of the Building without liability to Tenant of any kind:

               (a) Name. To change the name of the Building or the Property.

               (b) Signs. To approve prior to installation, which approval shall not be unreasonably withheld or delayed, any of Tenant's signs in the Premises visible from the exterior of the Building.

               (c) Access. To have access to the Premises, including the roof, risers and equipment closets, with prior (written or telephonic) notice and in accordance with Tenant's reasonable security program procedures (except in the case of an emergency in which case Landlord shall have the right to immediate access) to inspect the Premises, to install and maintain wiring and equipment in the Building risers, conduits, equipment closets and on the roof (including without limitation satellite dishes and antennae on the roof), and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease. Tenant acknowledges that Landlord currently has two satellite dishes on the roof and reserves the right (1) to install other dishes and antennas, provided that Landlord shall use reasonable efforts to install screens or use other methods to minimize the visibility of such additional dishes or antennas, and (2) to use the roof, risers, conduits, cabling, equipment closets, including the "MPOE room" and underground wiring and cabling at the Property. Tenant shall not relocate, alter or adversely affect the risers, conduits, equipment, termination room or cabling at the Property.

               (d) Preparation for Re-occupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

               (e) Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

               (f) Show Premises. To show the Premises to prospective purchasers, lenders, mortgagees, investors, or rating agencies at any reasonable time, or prospective tenants during the last twelve (12) months of the Term; provided that Landlord gives prior (written or telephonic) notice to Tenant and does not materially interfere with Tenant's use of the Premises.

               (g) Repairs and Alterations. To make repairs or alterations to the Property and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Property, to open any ceiling in the Premises, or to temporarily suspend services or use of "common areas" in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other additional expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

               (h) Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

               (i) CC&R's. Landlord may promulgate and record and/or consent to new covenants, conditions and restrictions which will govern the access, parking, design, signage and other rights of occupants of the Property, so long as such covenants, conditions and restrictions do not require Tenant to modify any of the then existing improvements, or materially affect Tenant's use of the Premises or increase Tenant's monetary obligations (except in a de minimus amount) under this Lease.

        14. TENANT'S DEFAULT. Any of the following shall constitute a default by Tenant.

               (a) Rent Default. Tenant fails to pay any Rent within three (3) business days after the due date of such payment;

               (b) Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Article 17 "Assignment and Sublease" or
Article 18 "Hazardous Material";

               (c) Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and this failure continues for thirty
(30) days after written notice from Landlord, except that if Tenant begins to cure its failure within the thirty (30) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the thirty (30) day period shall be extended to one hundred twenty (120) days, or such lesser period as is reasonably necessary to complete the cure;

               (d) Credit Default. One of the following credit defaults occurs:

                      (i) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of sixty
(60) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven (7) days after entry;

                      (ii) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                      (iii) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest, and Tenant does not cause it to be removed within fifteen (15) days; and

               (e) Abandonment Default. Tenant abandons the Premises.

               (f) Refusal Space Lease Default. Tenant defaults under the Refusal Space Lease, as defined in Section 33 of this Lease, but only if Landlord or an affiliate of Landlord owns or leases both the Refusal Space (as defined in Section 33) and the Premises.

        15. LANDLORD REMEDIES. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               (a) This Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided herein, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's option to recapture), Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that in the absence of written notice pursuant to this Article terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

               (b) Landlord may enter the Premises and release them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the date the Rent is due, less the rent and other sums received by Landlord from any releasing. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

               (c) Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date for termination set forth in such notice. Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. On termination, Landlord has the right to recover from Tenant as damages:

                      (i) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                      (ii) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided, plus

                      (iii) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                      (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                      (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

        The "worth at the time of award" of the amounts referred to in Sections 14C(1) and 14C(2) is computed by allowing interest at the maximum rate permitted by law on the unpaid rent and other sums due and payable from the Expiration Date through the date of award. The "worth at the time of award" of the amount referred to in Section 14C(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

               (d) Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant. or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

               (e) WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

               (f) Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant's default or otherwise;

               (g) Litigation Costs. If any action or proceeding is commenced to enforce the provisions of this Lease, the prevailing party in such action or proceeding will have the right to recover from the other party its reasonable attorneys' fees and costs and expenses of litigation.

        16. SURRENDER. Upon the expiration or earlier termination of this Lease for any reason, Tenant shall surrender the Premises to Landlord in its condition existing as of the date this Lease is fully executed, normal wear and tear excepted, with all interior walls repaired and repainted if marked or damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all building systems, including the plumbing, HVAC, ALC and electrical systems and lighting in good order and repair, and everything else in good repair for which Tenant is responsible under Section 9(b) hereof, including replacement of any burned out or broken light bulb or ballasts, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all Tenant's personal property and all of Tenant's alterations which Landlord requires Tenant to remove, and restore the Premises to its condition prior to their installation. If Tenant fails to remove any alterations and/or Tenant's personal property, and such failure continues after the termination of this Lease,

Landlord may retain or dispose of such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such alterations and Tenant's personal property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability, including attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

        17. ASSIGNMENT AND SUBLEASE.

               (a) In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease,
(ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. For purposes of this Article, an assignment shall be deemed to include a change of twenty-five (25%) percent of the shares of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. Notwithstanding the foregoing, transfers of stock in a corporation whose shares are traded in the "over-the-counter" market or any recognized national securities exchange shall not constitute an assignment for purposes of this lease, provided that the principal purpose of such transfer or transfers is not to avoid the restrictions on assignment otherwise applicable under this Article. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's reasonable attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void.

               (b) Landlord's Consent. Subject to Landlord's limited right to recapture the Premises or portion of the Premises affected by the assignment or subletting as provided below, Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. Without limitation, it shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, and such default is not cured within the applicable cure period and prior to the commencement of the sublease or assignment, (ii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iii) the proposed assignee or subtenant is a competitor of Landlord's (i.e. produces, manufactures, manages, markets or sells products or services that are the same or substantially similar to products or services produced, manufactured, managed, marketed or sold by Landlord or any of Landlord's affiliates), (iv) the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is inconsistent with the character of the Property or would violate the terms of this Lease, or (v) the proposed assignee or subtenant is a government entity. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

               (c) Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, any subtenant shall execute and deliver in form satisfactory to Landlord prior to the effective date of the sublease, an agreement to comply with all of Tenant's applicable obligations under this Lease, and at Landlord's option, an agreement to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 17(d) within fifteen (15) days after receipt of Tenant's Notice (and all required information).

               (d) Recapture. Landlord shall have the right and option to exclude from the Premises covered by this Lease ("Recapture") the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment, but only if Tenant proposes to assign this Lease or sublease at least fifty percent (50%) of the square footage of the Premises. Any sublease or assignment to an Affiliate that is permitted pursuant to the terms of Section 17(f) of this Lease shall not be subject to Landlord's right to Recapture. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Expiration Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Base Rent, the Rentable Square Footage of the Premises and Tenant's Proportionate Share shall be adjusted accordingly.

               (e) Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of any such excess immediately upon receipt; provided that Tenant shall be first entitled to recover the reasonable costs actually incurred by Tenant in connection with the sublet for leasing commissions, tenant improvement allowances and attorneys' fees.

               (f) Assignment to Affiliates. Notwithstanding the foregoing, Landlord's consent shall not be required with respect to an assignment or subletting to an Affiliate (as hereinafter defined), provided that (1) a duplicate original duly executed sublease or assignment in a form approved by Landlord shall have been delivered to Landlord at least five (5) days prior to the effective date of any such assignment or subletting, (2) such assignment or subletting is for a legitimate business purpose and not principally for the purpose of avoiding the restrictions on assignment or subletting otherwise applicable under this Article, (3) any guaranty of this Lease remains in full force and effect and is ratified in writing, or a replacement guaranty acceptable to Landlord is substituted for such guaranty, (4) the original Tenant shall remain fully and primarily liable for all obligations of Tenant under this Lease, both before and after the assignment or sublease, and (5) such assignee or subtenant has a net worth which in Landlord's reasonable opinion is sufficient to fulfill the obligations of the assignee or subtenant under the proposed assignment or sublease. For purposes of this Article, the term "Affiliate" shall mean any entity which controls or is controlled by or under common control with Tenant, and the term "control" shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of at least fifty (50%) percent of all the voting stock, and in case of a joint venture, limited liability company, partnership or similar entity, ownership, directly or indirectly, of at least fifty (50%) percent of all the general or other partnership, membership (or similar) interests therein. In the event of an assignment or subletting permitted under this subsection, Tenant shall provide Landlord with five (5) days' prior notice of any such proposed action together with evidence reasonably satisfactory to Landlord to establish that such entity is an Affiliate, the Net Worth of such entity and an instrument by which such entity shall expressly assume this Lease by an instrument satisfactory to Landlord.

               (g) In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect thereto, in an amount not to exceed One Thousand Dollars ($1,000), except if Landlord reasonably determines that attorneys' fees and expenses in excess of $1,000 are reasonable because of the complicated nature of the particular sublease or assignment, changes requested by Tenant or other reasonable factors.

               (h) If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

        18. HAZARDOUS MATERIALS.

               (a) Tenant shall comply with all Environmental Laws (as hereinafter defined) pertaining to Tenant's occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material (as hereinafter defined) introduced to the Premises, the Building or the Property by Tenant or its subtenants, assignees, licensees, employees, officers, directors, partners, members, servants, agents, contractors, subcontractors, customers, representatives or invitees (individually, a "Tenant Party" or collectively, "Tenant Parties"). Landlord shall comply with all Environmental Laws applicable to the Property other than those to be complied with by Tenant pursuant to the preceding sentence. Tenant shall not generate, store, use, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material, and except that Tenant shall have the right to generate, store, use, handle and dispose of the substances listed on Exhibit F attached hereto in quantities not to exceed those listed on Exhibit F (the "Permitted Hazardous Materials") provided that in so doing Tenant complies with all Environmental Laws and with this Lease. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, or the activity of any Tenant Party, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Law or the alleged presence of Hazardous Material upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense, unless such tests conclude that no violation of any Environmental Law has arisen due to activities at the Premises by Tenant or any Tenant Party. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claim, demand, action, expense, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to the presence of any Hazardous Material (including without limitation a Permitted Hazardous Material) introduced to the Premises, Building or the Property during the Lease Term by Tenant or any Tenant Party, or the breach of this Section 18 by Tenant. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's reasonable discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.

               (b) "Environmental Law" or "Environmental Laws" mean all laws, statutes, or regulations governing the use, storage, disposal or generation of any Hazardous Material, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

               (c) "Hazardous Material" means Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, polychlorinated biphenyls, and petroleum products.

               (d) Tenant shall assume all responsibility for complying with the requirements of Proposition 65 (Safe Drinking Water and Toxic Enforcement Act of 1986, California Health & Safety Code Section 25249.5 et seq. and related laws and regulations) in connection with the Property, and hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claim, demand, action, expense, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to the failure of Tenant to ensure that the Property is in full compliance with Proposition 65.

        19. SUBORDINATION TO GROUND LEASE AND MORTGAGE.

               (a) Subordination. This Lease is subject and subordinate to any existing and future ground leases and mortgages respecting the Building, and any amendments, renewals, replacements and extensions of such ground leases and mortgages, without the necessity of any further documentation. At the election of the ground lessor or mortgagee, this Lease shall be superior to such ground lease or mortgage, and in such event, Tenant shall attorn to and become the Tenant of the successor in interest to Landlord. In the event that the Master Lease is terminated and Landlord or an affiliate of Landlord purchases the Property, the subordination of this Lease to any future mortgages affecting the Building shall be conditioned upon the execution by such lender, Landlord (or such affiliate) and Tenant of a commercially reasonable non-disturbance agreement, stating that, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no default then exists under this Lease, and Tenant shall attorn to the person or entity that acquires Landlord's interest hereunder through any such mortgage or deed of trust.

               (b) Master Lease. This Lease shall be subject and subordinate to the Master Lease and to the rights of Master Lessor thereunder. If for any reason the term of the Master Lease shall terminate prior to the scheduled Expiration Date of this Lease, this Lease shall thereupon be terminated and Landlord shall comply with Section 32 of this Lease.

        20. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a tenant at sufference and shall pay Base Rent at one hundred twenty-five percent (125%) of the rate in effect immediately prior to such holdover for the first thirty (30) days of the holdover, and thereafter at one hundred fifty percent (150%) of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages resulting from Tenant's holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

        21. EXCULPATION OF LANDLORD. Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord's assets up to a maximum liability of Five Million Dollars, and in no event against any other assets of the Landlord, or Landlord's officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

        22. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Building or this Lease, upon the assumption of this Lease by such transferee, Landlord shall be released of any obligations that accrue from and after the date of such transfer, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

        23. ESTOPPEL CERTIFICATE. Either party to this Lease (the "Certifying Party") shall, within ten (10) days of receiving a request from the other party (the "Requesting Party"), execute, acknowledge in recordable form, and deliver to Requesting Party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in fall force and effect, that the Certifying Party is paying Rent and other charges on a current basis, and that to the best of the knowledge of the Certifying Party, the Requesting Party has committed no uncured defaults and has no offsets or claims. The Certifying Party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Expiration Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, and the amount of any security deposit. The Certifying Party's failure to deliver such statement within the time required shall, at the Requesting Party's option, be an Event of Default hereunder.

        24. FINANCIAL STATEMENTS. Within ten (10) days after Landlord's written request therefor, which request shall not be made more than once every six months unless Tenant is in default, Tenant shall deliver to Landlord copies of Tenant's most recent audited financial statements.

        25. FORCE MAJEURE. Neither Landlord nor Tenant shall not be in default under this Lease to the extent that it is unable to perform any of its obligations on account of any strike or labor problem, equipment, material, supplies or energy shortages (i.e., such items cannot be obtained at normal costs within a reasonable time because of limited availability), governmental preemption or prescription, national emergency, or any other cause of any kind beyond its reasonable control (provided that the foregoing shall not apply to any monetary obligation) ("Force Majeure"). A condition precedent to the ability of any party to claim that it is unable to perform its obligations due to Force Majeure events shall be that it shall promptly give written notice thereof to the other party.

        26. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, sent by United States certified or registered mail, or by a reputable overnight courier service, delivered to the parties at the addresses set forth in the Basic Lease Terms or to such other person at such other address as either party may designate by notice to the other party. Notices shall be deemed given on the date of delivery, as indicated on the return receipt.

        27. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises without hindrance or interference from Landlord or those claiming through Landlord, subject to all of the terms of this Lease, including
Section 19(b).

        28. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Basic Lease Information, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease. Landlord represents to Tenant that Landlord has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Basic Lease Information, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Landlord shall indemnify and defend Tenant against any claims by any other broker or third party for any payment of any kind in connection with this Lease. Landlord shall pay the commissions to the brokers identified in the Basic Lease Information pursuant to a separate agreement.

        29. Intentionally Omitted.

        30. ROOF RIGHTS.

               (a) During the Term, Tenant shall have the nonexclusive right to install on the roof of the Building up to four (4) antennas or satellite dishes, of which each is no more than twenty-four inches tall, twenty inches in diameter and does not exceed ten pounds installed, which shall be enclosed by a screen, and the nonexclusive right to run connecting lines or cables thereto from the Premises (such satellite dishes/antennas and such connecting lines and related equipment herein referred to collectively as the "Equipment"). Tenant shall not penetrate the roof in connection with any installation or reinstallation of the Equipment without Landlord's prior written consent, which may be withheld in Landlord's sole discretion. The plans and specifications for all the Equipment shall be delivered by Tenant to Landlord for Landlord's review and approval, which shall not be unreasonably withheld or delayed. Such plans and specifications, including, without limitation, the location of the Equipment, shall be approved by Landlord in writing prior to any installation. In no event shall the Equipment or any portion thereof be visible from street level. Prior to the commencement of any installation or other work performed on or about the Building, Landlord shall approve all contractors and subcontractors which shall perform such work. Tenant shall be responsible for any damage to the roof, conduit systems or other portions of the Building or Building systems as a result of Tenant's installation, maintenance and/or removal of the Equipment. Tenant shall not do anything to the roof that adversely affects in any way the roof or Landlord's roof warranty.

               (b) Tenant, at Tenant's sole cost and expense, shall comply with all laws and regulations regarding the installation, construction, operation, maintenance and removal of the Equipment and shall be solely responsible for obtaining and maintaining in force all permits, licenses and approvals necessary for such operations.

               (c) Tenant shall be responsible for and promptly shall pay all taxes, assessments, charges, fees and other governmental impositions levied or assessed on the Equipment or based on the operation thereof.

               (d) Landlord may require Tenant, at Tenant's sole cost and expense, to relocate the Equipment during the Term to a location approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not change the location of, or alter or install additional Equipment or paint any of the other Equipment without Landlord's prior written consent.

               (e) Operation of the Equipment shall not interfere in any manner with equipment systems or utility systems of other tenants of the Project, including without limitation, telephones, dictation equipment, lighting, heat and air conditioning, computers, electrical systems and elevators. If operation of the Equipment causes such interference, as determined by Landlord in Landlord's reasonable discretion, Tenant immediately shall suspend operation of the Equipment until Tenant eliminates such interference.

               (f) Tenant shall maintain the Equipment in good condition and repair, at Tenant's sole cost and expense. Landlord may from time to time require that Tenant repaint the satellite dishes at Tenant's expense to keep the same in an attractive condition. In the event that Tenant fails to repair and maintain the Equipment in accordance with this Lease, Landlord may, but shall not be obligated to, make any such repairs or perform any maintenance to the Equipment and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith, plus a reasonable administrative fee.

               (g) Tenant may access the roof for repair and maintenance of the Equipment, only during normal business hours, on not less than 24 hours prior written notice to Landlord. Tenant shall designate in writing to Landlord all persons whom Tenant authorizes to have access to the roof for such purposes. Upon such designation and prior identification to Landlord's building security personnel, such authorized persons shall be granted access to the roof by Landlord's building engineer. Tenant shall be responsible for all costs and expenses incurred by Landlord in connection with Tenant's access to the roof pursuant to this Paragraph. Landlord or Landlord's agent may accompany Tenant during such access.

               (h) Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all claims related to the Equipment or operation of the same as if the Equipment were located wholly within the Premises. Prior to installation of any Equipment, Tenant shall provide evidence satisfactory to Landlord that Tenant's property and liability insurance policies required under this Lease include coverage for the Equipment and any claim, loss, damage, or liability relating to the Equipment.

               (i) Landlord shall have no responsibility or liability whatsoever relating to (i) maintenance or repair of the Equipment, (ii) damage to the Equipment; (iii) damage to persons or property relating to the Equipment or the operation thereof; or (iv) interference with use of the Equipment arising out of utility interruption or any other cause, except for injury to persons or damage to property caused solely by the active negligence or intentional misconduct of Landlord, its agents or any other parties related to Landlord. In no event shall Landlord be responsible for consequential damages. Upon installation of the Equipment, Tenant shall accept the area where the Equipment is located in its "as is" condition. Tenant acknowledges that the roof location of the Equipment is suitable for Tenant's needs, and acknowledges that Landlord shall have no obligation whatsoever to improve, maintain or repair the area in which the Equipment will be installed.

               (j) Tenant shall use the Equipment solely for Tenant's operations associated with the Permitted Use and within Tenant's Premises and shall not use or allow use of the Equipment, for consideration or otherwise, for the benefit of other tenants in the Building or any other person or entity.

               (k) Tenant shall, at Tenant's sole cost and expense, remove such portions of the Equipment as Landlord may designate upon the expiration or earlier termination of this Lease, and restore the affected areas to their condition prior to installation of the Equipment. If Tenant fails to so remove the Equipment, Landlord reserves the right to do so, and the expense of the same shall be immediately due and payable from Tenant to Landlord as additional rent, together with interest and late charges as provided in this Lease, plus a reasonable administrative fee.

               (l) Tenant's rights hereunder are personal to Marvell Semiconductor, Inc., or any Affiliate of Marvell Semiconductor, Inc. In no event shall Tenant's rights under this Section 30 be assignable, except in the event that Tenant assigns this Lease or subleases the Property to an Affiliate which is deemed a permitted subtenant or assignee in accordance with the provisions of
Section 17(f) of this Lease.

        31. OPTION TO EXTEND.

               (a) Subject to the terms of this Lease and the Master Lease, provided that Landlord exercises the Renewal Option (as defined in Section 21.1 of the Master Lease) and Master Lessor consents to such renewal and renews the Master Lease for an additional period specified at that time (the "Extended Master Lease Term"), Landlord hereby grants Tenant an option to extend the term of the Lease for one (1) additional period equal to the lesser of five (5) years or the Extended Master Lease Term. In addition, subject to the terms of this Lease and the Master Lease, provided that Landlord exercises the Purchase Option (as defined in Section 20.1 of the Master Lease) or otherwise purchases fee simple title interest in and to the Property on or before the Expiration Date of this Lease, Landlord or Landlord's Affiliate hereby agrees to recognize this Lease for the remainder of the Term and hereby grants Tenant an option to extend the term of the Lease for one (1) additional period of five (5) years. The period for which the original Term is extended pursuant to this Section shall be referred to herein as the "Option Term." Tenant's lease of the Premises during the Option Term shall be upon the same material terms and conditions contained herein, except that (i) the Base Rent for the Premises shall be determined in the manner set forth in subparagraph (d) below, (ii) Tenant shall accept the Premises in an "as is" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, or pay for any such work, and
(iii) there shall be no further options to extend the term of the Lease.

               (b) Tenant's election to exercise the option granted herein must be given to Landlord in writing no less than two hundred forty (240) days prior to the expiration of the initial term. In the event that Tenant has timely exercised its option, Landlord shall notify Tenant in writing on or before the date that is one hundred eighty (180) days prior to the expiration of the initial term (1) whether Landlord will elect to exercise its Remarketing Option, pursuant to Section 22.1 of the Master Lease, (2) whether Landlord will elect to exercise its Renewal Option, or (3) whether Landlord intends to purchase the Property at the expiration of the initial term. In the event that Landlord elects to exercise the Remarketing Option, Tenant shall have no rights or options under this Section 31. In the event that Landlord elects to exercise its Renewal Option, and Master Lessor agrees to renew the Master Lease, Landlord will notify Tenant promptly after Landlord receives notice of Master Lessor's consent to such renewal, and what the Extended

Master Lease Term will be. Tenant's exercise of its option shall be irrevocable, unless Landlord exercises the Remarketing Option.

               (c) If Tenant properly exercises the option granted herein, references in the Lease to the term shall be deemed to mean the Option Term unless the context clearly provides otherwise. Notwithstanding anything to the contrary contained, herein, all option rights of Tenant pursuant to this Section shall automatically terminate without notice (except if waived by Landlord) and shall be of no further force and effect, whether or not Tenant has timely exercised the option granted herein, if (i) a default exists at the time of exercise of the option that is not cured prior to the commencement of the option term, or if a default exists at the time of commencement of the option term, or
(ii) Landlord has given Tenant two or more notices respecting a default during any twelve (12) month period during the Term of the Lease, whether or not the default is subsequently cured, (iii) Tenant has subleased 50% or more of the Premises or has assigned the Lease, or (iv) Landlord has not exercised the Renewal Option or otherwise acquired title to the Property for the period after the initial term, or Master Lessor has not agreed to renew the Master Lease.

               (d) If Tenant properly exercises its option to extend the term of the Lease, the Monthly Base Rent during such option term shall be equal to one hundred three percent (103%) of the Monthly Base Rent in effect immediately prior to the expiration of the initial Term. In addition, on the first day of each Rent Adjustment Year (as defined below) during the option term, Monthly Base Rent shall be increased to equal one hundred three percent (103%) of the Monthly Base Rent in effect immediately prior to the commencement of that Rent Adjustment Year. "Rent Adjustment Year" shall mean a period of twelve (12) full calendar months. The first Rent Adjustment Year shall commence on the first day of the thirteenth (13th) month following the commencement date of the option term, and each succeeding Rent Adjustment Year shall commence on the one-year anniversary date of the first day of the preceding Rent Adjustment Year.

               (e) Tenant's rights hereunder are personal to Marvell Semiconductor, Inc., or any Affiliate of Marvell Semiconductor, Inc. In no event shall Tenant's rights under this Section 31 be assignable, except in the event that Tenant assigns this Lease or subleases the Property to an Affiliate which is deemed a permitted subtenant or assignee in accordance with the provisions of
Section 17(f) of this Lease.

        32. COVENANT TO RECOGNIZE LEASE. In the event that, at any time during the Term, Landlord purchases the Property, this "Lease," which is actually a sublease, shall become a lease between Landlord and Tenant, and Landlord and Tenant shall recognize this Lease for the remainder of the Term and it shall be binding upon Landlord and Tenant on the same terms and conditions set forth herein. In the event that, at any time during the Term, Landlord defaults under the Master Lease and the Master Lessor forecloses or terminates the Master Lease, Landlord shall purchase the Property, and this "Lease," which is actually a sublease, shall become a lease between Landlord and Tenant, and Landlord and Tenant shall recognize this Lease for the remainder of the Term and it shall be binding upon Landlord and Tenant on the same terms and conditions set forth herein. In the event that, at any time during the Term, the Master Lease is deemed to be something other than a lease, and Landlord is deemed to be an owner of the Property, this "Lease," which is actually a sublease, shall become a lease between Landlord and Tenant, and Landlord and Tenant shall recognize this Lease for the remainder of the Term and it shall be binding upon Landlord and Tenant on the same terms and conditions set forth herein. As used in this paragraph, "Landlord" shall include an Affiliate of Landlord.

        33. RIGHT OF FIRST REFUSAL.

               (a) Refusal Space. Tenant shall have a one time right of first refusal ("Right of First Refusal") with respect to the two buildings shown on the demising plan attached hereto as Exhibit E (the "Refusal Space"), subject to the terms of this Section 33. Tenant acknowledges that the Refusal Space is currently under construction and is owned by a third party (the "Refusal Space Owner"), and is subject to a lease of such space to Landlord, which lease is to commence as of the completion of such construction. The lease contains an option to purchase the property which Landlord may or may not exercise. Tenant's rights hereunder shall be subject to the completion of construction of the Refusal Space by the Refusal Space Owner. In addition, Tenant's right to sublease such space shall be subject to the consent of the Refusal Space Owner, and Tenant's right to lease such space shall be subject to Landlord's acquisition of the Refusal Space from the Refusal Space Owner. Notwithstanding any other provision in this Section, Tenant's rights under this Section 33 shall terminate and be of no further force or effect if and to the extent that the Refusal Space is no longer owned or leased by Tenant or an affiliate of Tenant.

               (b) Exercise. The Right of First Refusal shall be exercised as follows: when Landlord is interested in leasing or subleasing (as applicable) all or any portion of the Refusal Space to a third party unaffiliated with Landlord and has a prospective tenant or subtenant ("Prospect") interested in leasing or subleasing the Refusal Space, Landlord shall advise Tenant (the "Advice") of the terms under which Landlord is prepared to lease or sublease the Refusal Space to such Prospect and Tenant may lease (or sublease, as applicable) the Refusal Space, under such terms, by providing Landlord with written notice of exercise ("Notice of Exercise") within five (5) days after the date of the Advice.

               (c) Refusal Space Lease. If Tenant exercises its Right of First Refusal, Landlord shall prepare a new lease or a sublease, as applicable (the "Refusal Space Lease") on the terms set forth in the Advice (except as provided in this Section) and reflecting the changes in the Base Rent, Rentable Area of the Premises, Tenant's Proportionate Share and as otherwise provided in subsection (b) above. A copy of the Refusal Space Lease shall be (i) sent to Tenant within a reasonable time after Landlord's receipt of the Notice of Exercise, and (ii) executed by Tenant and returned to Landlord within ten
(10) days thereafter.

               (d) Terms of Refusal Space Lease or Sublease. The Refusal Space Lease shall be on the terms stated in the Advice, and only to the extent that such terms do not conflict with the Advice, the terms and conditions of this Lease shall be contained in the Refusal Space Lease. Notwithstanding the foregoing, the Refusal Space Lease shall not include (1) a tenant improvement allowance or obligation by Landlord to construct improvements (except if stated in the Advice), (2) the Repair Right provided in Section 9(b) above, unless Tenant is leasing an entire building, (3) rights to use the roof of the Building (except if stated in the Advice), (4) any options or rights of first refusal to extend, renew or expand the lease or the Refusal Space (except if stated in the Advice), and (5) the covenant to recognize the lease, as provided in Section 32 of this Lease. If Landlord is subleasing (rather than leasing) such Refusal Space, the sublease and the terms thereof shall be subject and subordinate to Landlord's lease with the Refusal Space Owner. The Refusal Space Lease shall state that a default under this Lease shall be a default under the Refusal Space Lease, but only if Landlord or an affiliate of Landlord owns or is leasing both the Refusal Space and the Premises. The Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space.

               (e) Termination of Right. The rights of Tenant hereunder with respect to the Refusal Space shall terminate forever and be of no further force or effect on the earlier to occur of (i) Tenant's failure to exercise its Right of First Refusal within the five (5) day period provided in paragraph (a) above,
(ii) Tenant's failure to execute the Refusal Space Lease, as defined below, of such Refusal Space within ten (10) days after Tenant's Notice of Exercise is delivered to Landlord, and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Paragraph (f) below. Upon the termination of Tenant's right to such Refusal Space, Landlord shall have the right to market such space and enter into leases or subleases of such space to third parties pursuant to terms negotiated by such parties, without the necessity of giving Tenant any further rights to such space.

               (f) Tenant shall have no Right of First Refusal and Landlord need not provide Tenant with an Advice if:

                      (i) Tenant is in default under this Lease after notice from Landlord (if notice is required pursuant to the terms hereof) at the time Landlord would otherwise deliver the Advice; or

                      (ii) the Premises, or any portion thereof, is sublet at the time Landlord would otherwise deliver the Advice; or

                      (iii) the Lease has been assigned prior to the date Landlord would otherwise deliver the Advice; or

                      (iv) the Refusal Space is not intended for the exclusive use of Tenant during the Lease Term; or

                      (v) the Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.

               (g) Tenant's rights hereunder are personal to Marvell Semiconductor, Inc. or any Affiliate of Marvell Semiconductor, Inc. In no event shall Tenant's rights under this Section 33 be assignable, except in the event that Tenant assigns this Lease or subleases the Property to an Affiliate which is deemed a permitted subtenant or assignee in accordance with the provisions of
Section 17(f) of this Lease.

        34. RENT ABATEMENT. To the extent that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of the failure to provide services or utilities to the Premises as required by this Lease, which substantially interferes with Tenant's use of the Premises (an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of such notice (the "Eligibility Period"), then Base Rent shall be abated or reduced, as applicable, after the expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or portion thereof, in proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total area of the Premises, but in any event only to the extent such rental loss is covered by Landlord's insurance.

        35. MISCELLANEOUS.

               (a) Successors and Assigns. Subject to the limits on Tenant's assignment contained herein, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

               (b) Date Payments are Due. Except for payments of Base Rent or payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within thirty (30) days of Landlord's delivery of Landlord's statement.

               (c) Time of the Essence. Time is of the essence of each provision of this Lease.

               (d) No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties.

               (e) Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

               (f) Governing Law. This Lease shall be governed in all respects by the laws of the State of California.

               (g) No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

               (h) Landlord's Right to Cure. Landlord may cure any default by Tenant and any expenses incurred by Landlord in connection with the exercise of such cure shall become Additional Rent due from Tenant on demand by Landlord.

               (i) Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

               (j) Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

               (k) Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

               (l) Entire Agreement. This Lease, together with all appendices, exhibits, agreements and instruments executed in connection with this Lease, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

               (m) Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

               (n) Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Property.

               (o) Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

               (p) No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

               (q) Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

               (r) Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth above.

                      LANDLORD: YAHOO! INC., a Delaware corporation

                                By:
                                   --------------------------------------
                                Print Name:
                                           ------------------------------
                                Print Title:
                                            -----------------------------

                        TENANT: MARVELL SEMICONDUCTOR, INC.,
                                a California corporation

                                By:
                                   --------------------------------------
                                Print Name:
                                           ------------------------------
                                Print Title:
                                            -----------------------------

                                By:
                                   --------------------------------------
                                Print Name:
                                           ------------------------------
                                Print Title:
                                            -----------------------------

                                   EXHIBIT A-1

                      DESCRIPTION OF PREMISES AND PROPERTY

                                   EXHIBIT A2

                             DESCRIPTION OF PROJECT

                                    EXHIBIT B

                              WORK LETTER AGREEMENT

        This Work Letter ("Work Letter") is made and entered into as of October 19, 2001, by and between Yahoo! Inc. ("Landlord") and Marvell Semiconductor, Inc. ("Tenant").

                                    RECITALS

        A. Pursuant to the terms of that certain Lease of even date herewith (the "Lease"), Landlord leased to Tenant, and Tenant hired from Landlord, those certain premises consisting of approximately 212,661 square feet of space (the "Premises"), located at 700 First Avenue, Sunnyvale, California (the "Building"), as more particularly described in the Lease.

        B. Subject to the terms and provisions hereof, Landlord has agreed that Tenant may construct certain tenant improvements in the Premises. Accordingly, Landlord and Tenant now desire to set forth the terms and conditions upon which Tenant shall construct the tenant improvements in the Premises, as more particularly set forth hereinbelow. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Lease.

        NOW THEREFORE, the parties agree as follows:

        1. General Requirements for Construction

               1.1. Tenant's Obligation to Construct. Tenant shall construct and install, in a good and workmanlike manner, first-class tenant improvements and fixtures (the "Tenant Improvements") in accordance with the Final Plans (as defined in Section 2.2 below) and otherwise in strict compliance with this Work Letter. Tenant shall be solely responsible for all cost and expenses related to the construction and installation of the Tenant Improvements, subject to reimbursement by Landlord pursuant to Section 4 below.

               1.2. Tenant's Access to the Premises. Tenant shall coordinate with the Landlord for access to the Premises and the scheduling of construction work therein. Any damage to the Building caused by Tenant or its contractor or subcontractors in connection with the construction of the Tenant Improvements shall be immediately repaired at Tenant's sole cost and expense.

        2. Development of Plans

               2.1. Preliminary Plans. Prior to Tenant's commencement of the construction and installation of the Tenant Improvements, Tenant shall prepare and deliver to Landlord preliminary plans and specifications (the "Preliminary Plans") setting forth the Tenant Improvements to be constructed in the Premises. Within five (5) business days following delivery of the Preliminary Plans, Landlord shall approve the Preliminary Plans or deliver to Tenant written notice of Landlord's disapproval of the Preliminary Plans. Such notice shall specify all changes that must be made to the Preliminary Plans as a condition of Landlord's approval thereof. Within five (5) business days following receipt of Landlord's notice of disapproval, Tenant shall deliver a revised set of Preliminary Plans to Landlord, which Preliminary Plans shall incorporate all changes specified in Landlord's notice of disapproval.

               2.2. Final Plans. As soon as the Preliminary Plans are approved by Landlord, Tenant shall prepare final plans, specifications and working drawings for the Tenant Improvements (the "Final Plans") that are consistent with and logical evolutions of the approved Preliminary Plans and shall deliver the same to Landlord for approval. Concurrently with the delivery of the Final Plans, Tenant shall deliver to Landlord for Landlord's approval a schedule of values ("Schedule of Values") allocating costs to the various portions of the work involved in the construction and installation of the Tenant Improvements and setting forth Tenant's reasonable, good faith estimate of the timing of Landlord's disbursements of the Tenant Improvement Allowance (as defined in Section 4.1 below) and the amount of each such disbursement. If Landlord disapproves the Final Plans and/or the Schedule of Values, Landlord shall deliver to Tenant, as soon as reasonably possible but within five (5) business days following receipt thereof, written notice of such disapproval. Such notice shall specify all changes that must be made to the Final Plans and/or the Schedule of Values as a condition of Landlord's approval thereof. Within five
(5) business days following receipt of Landlord's notice of disapproval, Tenant shall deliver a revised set of Final Plans and/or Schedule of Values to Landlord, which Final Plans and/or Schedule of Values shall incorporate all changes specified in Landlord's notice of disapproval. As soon as Landlord approves the Final Plans and the Schedule of Values submitted by Tenant, Landlord and Tenant shall each sign the same. Except as otherwise specifically provided in this Work Letter, the term "Final Plans" as hereinafter used shall mean the final plans, specifications, working drawings and Schedule of Values approved by Landlord for the construction of the Tenant Improvements.

               2.3. Form of Final Plans; Approval of Architect. The Final Plans shall include tracings and other reproducible drawings, shall be in a form satisfactory for filing with appropriate governmental authorities and shall conform to all applicable codes, rules, regulations and ordinances of all governing authorities. All plans submitted by Tenant to Landlord shall be prepared by an architect selected by Tenant and approved by Landlord. Landlord's approval of Tenant's architect shall not constitute Landlord's warranty that said architect is professionally qualified.

               2.4. Landlord's Approval. If the Final Plans otherwise conform to the Preliminary Plans and this Work Letter, Landlord's approval thereof shall not be unreasonably withheld, and Landlord shall not require Tenant to make any changes to such Final Plans other than changes necessary to make such plans conform to the Preliminary Plans and Work Letter, and/or to comply with all laws, codes and regulations. If the Final Plans show work requiring a modification or change to the shell of the Building, Landlord shall not be deemed unreasonable if Landlord disapproves such Final Plans or if Landlord conditions its consent to such Final Plans upon Tenant paying to Landlord, prior to the commencement of construction, the full cost of modifying or changing the shell of the Building. Landlord may, at Landlord's option, have the Preliminary Plans or the Final Plans reviewed by Landlord's architect, engineer and/or construction manager; provided, however, that any such review shall be performed within the time periods set forth above for Landlord's review of the Preliminary Plans and the Final Plans. The cost of any such review shall be reimbursed by Tenant to Landlord within ten (10) days following demand therefor by Landlord. In no event shall the approval by Landlord (or

Landlord's architect, engineer or construction manager) of the Preliminary Plans or the Final Plans constitute a representation or warranty by Landlord (or Landlord's architect, engineer or construction manager) of: (i) the accuracy or completeness thereof, (ii) the absence of design defects or construction flaws therein, or (iii) the compliance thereof with applicable laws; and the parties agree that Landlord (and Landlord's architect, engineer and construction manager) shall incur no liability by reason of such approval.

               2.5. Changes. There shall be no changes to the Final Plans without the prior written consent of Landlord. All change orders requested by Tenant shall be made in writing and shall specify any added or reduced cost resulting therefrom. Any change proposed by Tenant shall be approved or disapproved by Landlord within five (5) business days following Landlord's receipt of plans and specifications therefor. Landlord's failure to approve any proposed change within said five (5) day period shall be deemed Landlord's disapproval thereof.

        3. Construction of Tenant Improvements

               3.1. Permits and Approvals. Tenant shall submit the Final Plans to all appropriate governmental agencies for approval and shall not commence construction or installation of the Tenant Improvements described therein unless and until Tenant has obtained all necessary permits and approvals required for the construction and installation of the same and has delivered a copy or copies thereof to Landlord. Tenant also agrees to cooperate with Landlord in connection with complying with Section 11.1(b) of the Master Lease.

               3.2. Construction Documents. Prior to the commencement of construction and installation of the Tenant Improvements, Tenant shall submit to Landlord, for Landlord's approval, the following (collectively, the "Construction Documents"): (a) the name of the proposed general contractor and a copy of the proposed construction contract for the Tenant Improvements, which shall be consistent with the terms hereof, (b) a written assignment of such construction contract, creating in favor of Landlord a prior perfected security interest in all of Tenant's rights thereunder and containing the written consent of Tenant's general contractor to such assignment, (c) a copy of the architect's contract for the Tenant Improvements, which shall be consistent with the terms hereof, (d) a written assignment of such architect's contract, creating in favor of Landlord a prior perfected security interest in all of Tenant's rights under said architect's contract and containing the written consent of Tenant's architect to such assignment, and (e) a list of all subcontractors and materials suppliers proposed to be used by Tenant in connection with the construction of the Tenant Improvements. Within five (5) business days following the delivery of all of the Construction Documents, Landlord shall approve such information or deliver to Tenant written notice of Landlord's disapproval of all or any information contained therein. If Landlord disapproves the proposed construction contract or the proposed architect's contract for the Tenant Improvements, Landlord's notice shall specify all changes that must be made to the proposed architect's and/or contractor's agreements as a condition of Landlord's approval thereof. Within five (5) business days following receipt of Landlord's notice of disapproval, Tenant shall deliver to Landlord revised copies of the proposed architect's and/or contractor's agreements, which revised copies shall incorporate all changes specified in Landlord's notice of disapproval. If Landlord disapproves the general contractor, any subcontractor or materials supplier, the parties shall negotiate in good faith to select another contractor, subcontractor or materials supplier mutually acceptable to the parties. Landlord shall be entitled to withhold its approval of the general contractor, any subcontractor, or any materials supplier, who, in Landlord's determination, is financially or otherwise professionally unqualified to construct the Tenant Improvements. Landlord's failure to disapprove a contractor, subcontractor or materials supplier shall not constitute Landlord's warranty that any contractor, subcontractor or supplier not so disapproved is in fact qualified. Following approval by Landlord, Tenant shall not materially amend or consent to the material amendment of the construction contract or the bonds, if the same are required, without Landlord's prior written approval.

               3.3. Commencement and Completion of Construction. Following Tenant's satisfaction of all of the requirements of Section 2 above and this
Section 3, Tenant shall commence construction and installation of the Tenant Improvements in accordance with the Final Plans and shall pursue the same diligently to completion. Tenant covenants to give Landlord at least ten (10) days' prior written notice of its commencement of construction or delivery of materials related thereto to enable Landlord to post a notice of nonresponsibility respecting the Tenant Improvements to be constructed in the Premises.

        All work done in connection with the Tenant Improvements shall be performed in compliance with all applicable laws, ordinances, rules, orders and regulations of all federal, state, county and municipal governments or agencies now in force or that may be enacted hereafter, with the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises pursuant to the terms of the Lease, and with all directives, rules and regulations of the fire marshal, health officer, building inspector, or other proper officers of any governmental agency now having or hereafter acquiring jurisdiction.

               3.4. Building Systems. In no event shall Tenant interfere with the provision of heating, plumbing, electrical or mechanical system services to the Building, make any structural changes to the Building, make any changes to the heating, plumbing, electrical or mechanical systems of the Building, or make any changes to the Premises which would weaken or impair the structural integrity of the Building, alter the aesthetic appearance of the Building exterior, or which would affect any warranties applicable to the Building or any improvements constructed or installed by Landlord therein, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion.

               3.5. Inspections. In addition to any right of Landlord under the Lease and this Work Letter to enter the Premises for the purpose of posting notices of nonresponsibility, Landlord and its officers, agents or employees shall have the right at all reasonable times to enter upon the Premises and inspect the Tenant Improvements and to determine that the same are in conformity with the Final Plans and all of the requirements of this Work Letter. Landlord, however, is under no obligation to supervise, inspect or inform Tenant of the progress of construction and Tenant shall not rely upon Landlord therefor. Neither the right herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require that the construction and installation of the Tenant Improvements conform with the Final Plans and all the requirements of this Work Letter.

               3.6. Protection Against Lien Claims. Tenant agrees to fully pay and discharge all claims for labor done and materials and services furnished in connection with the construction of the Tenant Improvements, to diligently file or procure the filing of a valid notice of completion within ten (10) days following completion of construction of the Tenant Improvements, to diligently file or procure the filing of a notice of cessation upon any cessation of labor on the Tenant Improvements for a continuous period of thirty (30) days or more, and to take all reasonable steps to forestall the assertion of claims of lien against the Premises or the Project, or any part thereof, or any right or interest appurtenant thereto. Upon the request of Landlord, Tenant shall provide Landlord with satisfactory evidence of the release or removal (including removal by appropriate surety bond) of all liens recorded against the Premises, the Project, or any portion thereof, and all stop notices received by Tenant.

               3.7. Insurance

                      (a) At least five (5) days prior to the date Tenant commences construction of the Tenant Improvements, Tenant shall submit to Landlord evidence of the following insurance coverage: (i) general liability insurance as required by the Lease, which shall include contractor's protective liability coverage; (ii) workers' compensation insurance as required by the Lease, with limits in accordance with the statutory requirements of the State of California; and (iii) broad form "Builder's Risk" property damage insurance with limits of not less than one hundred percent (100%) of the estimated value of the Tenant Improvements. All such policies shall provide that thirty (30) days' written notice must be given to Landlord prior to termination or cancellation. The insurance specified in (i) and (iii) above shall name Landlord and Landlord's designee as additional insureds and shall provide that Landlord, although an additional insured, may recover for any loss suffered by Landlord or Landlord's agents by reason of the negligence of Tenant or Tenant's contractors, subcontractors and/or employees. Tenant hereby waives, and Tenant shall use best efforts to cause each of its contractors and subcontractors to waive, all rights to recover against Landlord and its agents, contractors and employees for any loss or damage arising from a cause covered by insurance required to be carried by Tenant hereunder to the extent of such coverage and shall cause each respective insurer to waive all rights of subrogation against Landlord and its agents, contractors and employees in connection therewith to the same extent.

                      (b) At least five (5) days prior to the date Tenant commences construction of the Tenant Improvements, Tenant shall deliver to Landlord certificates of insurance from the carrier(s) providing insurance to Tenant's contractor(s) (and, upon Landlord's request, from the carrier(s) providing insurance to Tenant's architect) evidencing the following types of coverage in such amounts as are reasonably determined by Landlord to be necessary: (i) professional liability insurance; (ii) commercial general liability insurance; (iii) business automobile liability insurance; (iv) workers' compensation insurance; and (v) umbrella liability insurance. The insurance specified in (i), (ii), (iii) and (v) above shall name Landlord and Landlord's property manager as additional insureds, and all such policies shall provide that thirty (30) days' written notice must be given to Landlord prior to termination or cancellation.

               3.8. Final Documents. Following completion of the Tenant Improvements, Tenant shall comply with the following: (a) Tenant shall obtain and deliver to Landlord a copy of the certificate of occupancy for the Tenant Improvements from the governmental agency having jurisdiction thereof; (b) Tenant shall promptly cause a notice of completion to be validly recorded for the Tenant Improvements; (c) Tenant shall furnish Landlord with unconditional waivers of lien in statutory form from all parties performing labor and/or supplying equipment and/or materials in connection with the Tenant Improvements, including Tenant's architect(s); (d) Tenant shall deliver to Landlord a certificate of Tenant's architect(s) certifying completion of the Tenant Improvements in substantial accordance with the Final Plans; (e) Tenant shall deliver to Landlord a certificate of Tenant's contractor(s) certifying completion of the Tenant Improvements in substantial accordance with the construction contract(s) approved by Landlord; (f) Tenant shall deliver to Landlord a full set of reproducible as-built drawings (signed and dated by the general contractor and each responsible subcontractor) for the Tenant Improvements; and (g) Tenant shall deliver to Landlord copies of all written construction and equipment warranties and manuals related to the Tenant Improvements.

               3.9. Indemnification. Tenant shall, at Tenant's sole cost and expense, defend, indemnify, save and hold Landlord harmless from and against any and all claims, liabilities, demands, losses, expenses, damages or causes of actions (whether legal or equitable in nature) asserted by any person, firm, corporation, governmental body or agency or entity arising out of the construction of the Tenant Improvements. Tenant shall pay to Landlord upon demand all claims, judgments, damages, losses or expenses (including attorneys' fees) incurred by Landlord as a result of any legal action arising out of the construction of the Tenant Improvements.

        4. Tenant Improvement Allowance

               4.1. Amount of Allowance. Subject to the terms and conditions of this Work Letter, Landlord shall pay to Tenant an amount equal to $1,063,305 (the "Tenant Improvement Allowance") on account of all construction costs, space planning and design fees, architecture and engineering fees, permit fees and construction management fees incurred by Tenant in designing and constructing the Tenant Improvements in the Premises. In the event that Tenant does not use the full amount of the Tenant Improvement Allowance for the design, construction and installation of the Tenant Improvements, Tenant shall be entitled to use up to $150,000 of the Tenant Improvement Allowance for any purpose, including without limitation, the payment of Rent, moving costs and costs of furniture, fixtures and equipment.

               4.2. Tenant's Cost. Any cost incurred in the design or construction of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be borne by Tenant. Prior to the construction of the Tenant Improvements, Tenant shall cause its general contractor to submit to Landlord an estimate of the total cost of constructing the Tenant Improvements. Tenant shall have no obligation to escrow or set aside funds for its portion, if any, of the cost of such Tenant Improvements, and shall only be required to fund such costs if and to the extent that the Tenant Improvement Allowance has been disbursed in full.

               4.3. Procedure for Disbursement of the Tenant Improvement Allowance. On or before the twenty-fifth (25th) day of each calendar month during the construction of the Tenant Improvements, but in no event more frequently than once every thirty (30) days, Tenant shall deliver to Landlord such invoices marked paid and other evidence as Landlord shall reasonably require of the cost of the design of the Tenant Improvements and the cost of the Tenant Improvements already constructed and Landlord shall pay within forty-five
(45) days of
confirmation of such amount the amount invoiced by Tenant's architect or Tenant's general contractor (subject to a retention of 10%), but in no event shall the aggregate of all of Landlord's payments exceed the amount of the Tenant Improvement Allowance; provided, however, that such invoices and other evidence shall not be submitted by Tenant to Landlord until all of the following, if appropriate, have occurred: (i) Landlord has reasonably and timely determined that all of the Tenant Improvements constructed to date have been satisfactorily completed in accordance with the Construction Documents, based upon certifications satisfactory to Landlord delivered by Tenant and Tenant's architect; and (ii) Tenant has delivered to Landlord invoices and unconditional partial lien releases from the general contractor and each subcontractor. Following substantial completion of the Tenant Improvements and prior to Landlord's final disbursement of the Tenant Improvement Allowance (which shall include a retention of ten percent (10%) of the Tenant Improvement Allowance), Tenant shall comply with the requirements set forth in Section 3.8 above, together with the following: (a) Tenant shall have submitted to Landlord a cost breakdown of Tenant's final and total construction costs incurred in connection with the Tenant Improvements, together with receipted invoices showing evidence of full payment therefor; (b) Tenant shall have completed Landlord's punchlist items, which list shall be provided by Landlord to Tenant in accordance with
Section 5 below; and (c) the Lease shall be in full force and effect and there shall exist no event of default under the Lease or this Work Letter, and no condition, event or act which, with the passage of time or the giving of notice, or both, would constitute an event of default under the Lease or this Work Letter.

        5. Walk-Through of Tenant Improvements. Within two (2) business days following the completion of the Tenant Improvements, Tenant shall notify Landlord of the completion thereof and shall provide Landlord an opportunity to inspect the Tenant Improvements. Within ten (10) business days following Tenant's notice, Landlord (or its representative) shall walk-through and inspect Tenant's work on the Tenant Improvements and shall either approve Tenant's work or advise Tenant in writing of any defects or uncompleted items. Tenant shall promptly repair such defects or uncompleted items to Landlord's reasonable satisfaction. Landlord's approval of the Tenant Improvements, or Landlord's failure to advise Tenant of any defects or uncompleted items in the Tenant Improvements, shall not relieve Tenant of responsibility for constructing and installing the Tenant Improvements in accordance with the Final Plans and this Work Letter, and in compliance with all applicable laws.

        6. Default. Each of the following events shall constitute an event of default ("Default") under this Work Letter:

               6.1 Failure to comply with those conditions set forth in this Work Letter which are required to be fulfilled by Tenant prior to the commencement and installation of Tenant Improvements;

               6.2 Failure to commence and/or complete construction of the Tenant Improvements in compliance with this Work Letter;

               6.3 Deviations in construction from the Final Plans (as determined by Landlord or its representative) without the approval of Landlord, the appearance of defective workmanship or materials in the construction of the Tenant Improvements which are not corrected by Tenant within thirty (30) days after notice from Landlord (or if the defect is such that it cannot reasonably be corrected within said thirty (30) day period, the correction of such defect is not initiated by Tenant within said thirty (30) day period and thereafter prosecuted diligently to completion), or any other failure by Tenant to complete construction and installation of the Tenant Improvements in accordance with the conditions set forth in this Work Letter; and

               6.4 The default or breach by Tenant of any provision of the Lease.

        7. Remedies. In the event of a default by Tenant hereunder, Landlord shall thereafter have no further obligation to disburse any portion of the Tenant Improvement Allowance unless and until such default is cured, and any such default shall be a default under the Lease and shall entitle Landlord to exercise all remedies set forth in the Lease. In addition, upon the occurrence of a default by Tenant hereunder, Landlord shall have the right (but not the obligation), at Tenant's sole cost and expense, to enter upon the Premises and take over and complete construction and installation only as to those areas where the construction or installation of the Tenant Improvements has been commenced and such other areas to the extent necessary to relet the Premises, and to make disbursements from the Tenant Improvement Allowance toward completion of the Tenant Improvements. In connection therewith, Landlord may discharge or replace the contractors or subcontractors performing such work. In no event shall Landlord be required to expend its own funds to complete the Tenant Improvements if the Tenant Improvement Allowance is insufficient. Where substantial deviations from the Final Plans have occurred which have not been approved by Landlord, or defective or unworkmanlike labor or materials are being used in construction of the Tenant Improvements, Landlord shall have the right to demand that such labor or materials be corrected, and if the same are not so corrected, shall have the right to immediately order the stoppage of all construction until such condition is corrected. After issuance of such an order in writing, no further work shall be done on the Tenant Improvements without the prior written consent of Landlord unless and until said condition has been fully corrected.

        8. Miscellaneous. Time is of the essence of this Work Letter. The invalidity or unenforceability of any one or more provisions of this Work Letter will in no way affect the validity or enforceability of any other provision. This Work Letter and the Lease to which this Work Letter is attached constitute the entire agreement of the parties with respect to the subject matter hereof. This Work Letter may not be modified or amended except by a written agreement signed by Landlord and Tenant. The captions of the paragraphs of this Work Letter are for convenience and reference only, and in no way modify, amplify or interpret the provisions of this Work Letter.

        9. Attorneys' Fees. If any action or proceeding is commenced to enforce the provisions of this Work Letter, the prevailing party in such action or proceeding will have the right to recover from the other party its reasonable attorneys' fees and costs and expenses of litigation.

        10. Conflict. In the event of any conflict between the terms of the Lease and the terms of this Work Letter concerning the construction of the Tenant Improvements, the terms of this Work Letter shall prevail.

                                    EXHIBIT C

                            FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________

                                                Drafts drawn must be marked with
                                                 our Reference No. ____________

Date of Issue: :________________

To:


Applicant:

--------------------------------

--------------------------------

--------------------------------

Ladies and Gentlemen:

        We hereby issue YAHOO! INC., a Delaware corporation ("Beneficiary") our irrevocable Letter of Credit No. ________ for the account of _________________, a ____________________ corporation, and authorize you to draw hereunder up to the aggregate amount of One Million and 0/00 U.S. Dollars (U.S. $1,000,000) by means of your drafts at sight drawn on ______________________[Bank], ______________________[City], ______________________[State].

        Funds under this Letter of Credit are available to the Beneficiary as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof up to the expiry date, as herein described, by Beneficiary when accompanied by this original Letter of Credit and a sight draft (the "Draft") executed and endorsed by a proported officer of the Beneficiary, accompanied by Beneficiary's signed and dated statement worded as follows:

"The Beneficiary of Bank ____ Letter of Credit No. ______ hereby certifies that Beneficiary is entitled to draw on the Letter of Credit under the terms of that certain Lease dated ______ between ____ and ____ in connection with the premises located at 700 First Avenue, Sunnyvale, California."

        We hereby agree that drawings under this Letter of Credit will be duly honored upon presentation and delivery of documents specified above at the counters of _____________________[Bank], ____________________[City],
__________________[State], as follows: Documents hereinabove referred to in compliance with Letter of Credit terms and conditions, presented before 11:00 a.m. [California] time on a Banking Day on or before the

Expiration Date of this Letter of Credit will be paid on the same Banking Day; documents hereinabove referred to in compliance with Letter of Credit terms and conditions, presented after 11:00 a.m. Pacific Standard time on a Banking Day on or before the Expiration Date of this Letter of Credit will be honored on the next succeeding Banking Day. As used herein, the term "Banking Day" shall mean any day other than Saturday, Sunday or a Holiday, on which banks in the State of California are required to be open for the purpose of conducting commercial banking business. The amount of each such drawing must be endorsed on the reverse hereof by the negotiating bank.

        This Letter of Credit shall expire on ______________________[date], at the counters of _____________________[Bank], ____________________[City],
__________________[State].

        Notwithstanding the above Expiration Date of this Letter of Credit, it is a condition of this Letter of Credit that the term shall be automatically renewed, without amendment, for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, we notify the Beneficiary in writing by overnight courier service to the Beneficiary's address set forth above (or at such other address as instructed by the Beneficiary), that this Letter of Credit will not be renewed for such additional one year period.

        At any time after receipt by you of our non-renewal notice, you may draw the available amount of the Letter of Credit by presenting your sight draft drawn on us.

        This Letter of Credit is transferable in its entirety by the Beneficiary without payment of any fee or charge. Any transfer request in a form acceptable to the Transferring Bank must be accompanied by the original credit, and the transfer must be duly noted on the reverse of the original credit by the Transferring Bank. Notice of any transfer, including the name and country of the transferee must be sent to us by the Transferring Bank at the time of transfer. The transferee must not be subject to the applicable provisions of the U.S. Foreign Asset Control Regulations.

        We hereby engage with you and any transferee that each draft drawn under and in compliance with the terms of this Letter of Credit will by duly honored on delivery of the documents as specified if presented at this office on or before the expiration date of this credit or any automatically extended date. The obligation of issuer under this Letter of Credit shall be the individual obligation of Issuer and is in no way contingent upon reimbursement with respect thereto and not dependent on the ability of Issuer to perfect a lien, security interest, or any other reimbursement.

        Except as otherwise expressly stated herein, this Letter of Credit is governed by the Uniform Customs and Practice for Documentary credits (1993 Revision), International Chamber of Commerce -- Publication 500.

        Please address all correspondence relating to this Letter of Credit to the attention of _____________________ [our Trade Services Group, Standby Letter of Credit Unit], mentioning our reference number as it appears above.

                                            Very truly yours,


                                            Preparer/Authorized Signer

                                            Authorized Signer

                                    EXHIBIT D
                              RULES AND REGULATIONS

        1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises. Tenant shall further, at Tenant's own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

        2. No awning or other projection shall be attached to the outside walls or windows of the Building without the prior written consent of Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

        3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Building, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

        4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

        5. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

        6. No animal or bird of any kind shall be brought into or kept in or about the Premises or the Building, except seeing-eye dogs or other seeing-eye animals.

        7. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.

        8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb occupants of neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

        9. Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

        10. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

        11. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

        12. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

        13. Tenant's contractors shall, while in the Premises or elsewhere in the Building, be subject to and under the control and direction of the Building Manager.

        14. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

        15. The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

        16. Canvassing, soliciting and peddling in the Building or at the Property are prohibited and Tenant shall cooperate to prevent the same.

        17. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

        18. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

        19. Tenant, Tenant's agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted "No Parking" and shall comply with any other parking restrictions imposed by Landlord from time to time. Tenant shall not store any vehicle within the parking area. Tenant's parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Building. Any motor vehicles parked for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner's expense or disposed of as provided by Law.

        20. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

        21. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Building in its advertising or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without liability to Tenant.

        22. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, except that food and beverage preparation by Tenant's employees using microwave ovens or coffee makers shall be permitted provided no odors of cooking or other processes emanate from the Premises. Tenant shall not install or permit the installation or use of any vending machine or permit the delivery of any food or beverage to the Premises except by such persons and in such manner as are approved in advance in writing by Landlord.

        23. The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition-hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

        24. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord's prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law.

        25. Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Building, including all lobbies, all hallways, all elevators and all lavatories.

                                    EXHIBIT E
                                  REFUSAL SPACE

                                 [SEE ATTACHED]

                                    EXHIBIT F
                          PERMITTED HAZARDOUS MATERIALS

                               Test Lab Chemicals

The following is list of chemicals that may be used and/or stored by the Marvell Semiconductor, Inc. Test Lab Group.


ACIDS                                             AMOUNTS (NOT TO EXCEED)
Nitric                                                    500 ml
Sulfuric                                                  500 ml
Phosphoric                                                500 ml
Hydrochloric                                              500 ml
Hydrofluoric                                              500 ml
Acetic                                                    500 ml



SOLVENTS

Acetone                                                   1 gal.
Isopropyl Alcohol                                         1 gal.



OTHER

Hydrogen Peroxide                                         500 ml
Buffered Oxide Etch                                       500 ml
(ammonium fluoride,
hydrofluoric)
Chromium Trioxide                                         125 g